UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2005

ARIBA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26299	77-0439730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Same

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreements

On June 14, 2005, the Compensation Committee of our Board of Directors granted each of our non-employee directors an option to purchase 25,000 shares of our Common Stock. The exercise price per share for each option grant is $5.83. Each option grant is fully exercisable upon the date of grant. The grants are subject to the terms and conditions of our 1999 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

Date: June 17, 2005	By:	/s/ DAVID MIDDLER
David Middler
Vice President, General Counsel and Secretary